Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-192220) pertaining to the Somnigroup International Inc. (f/k/a Tempur Sealy International, Inc.) 2013 Equity Incentive Plan, and
(2)Registration Statement (Form S-8 No. 333-217901) pertaining to the Somnigroup International Inc. (f/k/a Tempur Sealy International, Inc.) Amended and Restated 2013 Equity Incentive Plan;
(3)Registration Statement (Form S-8 No. 333-264710) pertaining to the Somnigroup International Inc. (f/k/a Tempur Sealy International, Inc.) Amended and Restated 2013 Equity Incentive Plan;
(4)Registration Statement (Form S-3 No. 333-285423) of Somnigroup International Inc.;

of our reports dated February 27, 2026, with respect to the consolidated financial statements and schedule of Somnigroup International Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Somnigroup International Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Somnigroup International Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Louisville, Kentucky
February 27, 2026